Exhibit 10.1(c)
THIS THIRD AMENDING AGREEMENT
BETWEEN:
NHC EDIBLES LLC,
a Colorado limited liability company (the "NHC")
AND
PALO VERDE LLC,
a Colorado limited liability company (the "PALO VERDE")
WHEREAS Palo Verde has entered into a lease agreement with NHC dated July 23, 2014, AS AMENDED ON December 16, 2014 ("FIRST AMENDING AGREEMENT"), and AS AMENDED ON August 31, 2015 ("SECOND AMENDING AGREEMENT") (altogether, the "Lease Agreement").
NOW THEREFORE in consideration of the continued relationship between the NHC and Palo Verde, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:
1.	Paragraph 1, Line 4 of the lease agreement amendment titled "SECOND AMENDING AGREEMENT," the parenthetical containing "Building A" should be changed to "Building 2 of 4" to reflect the Pueblo County property card.

2.	Paragraph 1, Line 4 of the lease agreement amendment (different document from the first change) titled "THIS SECOND AMENDING AGREEMENT," the parenthetical containing "Building A" should be changed to "Building 3 of 4" to reflect the Pueblo County property card.

3.	Paragraph 1, Line 5-6 of the lease agreement amendment (different document from the first change) titled "THIS SECOND AMENDING AGREEMENT," the parenthetical containing "Building B" should be changed to "Building 1 of 4" to reflect the Pueblo County Property card.

4.	All other terms in the Lease Agreement shall remain the same.

IN WITNESS WHEREOF the parties have executed this Agreement as of the 17th day of December, 2015.

NHC EDIBLES LLC
Per:	/"Signed"/
Name: Adam Szweras Title: Secretary
I have authority to bind the Corporation

PALO VERDE LLC
Per:	/"Signed"/
Name: David Johnson Title: David S. Johnson, Manager of CBiz LLC, which is the sole member and manager of Palo Verde, LLC
I have authority to bind the Corporation